UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, Colorado 80202
(Address of principal executive offices)            (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 30, 2008, the registrant and its wholly-owned subsidiary (collectively “PetroHunter”) closed on the sale of an undivided 50% working interest in four exploration permits comprising approximately seven million acres in the Beetaloo Basin of the Northern Territory, Australia, to Falcon Oil & Gas Ltd.  PetroHunter received securities convertible into shares of Falcon common stock having an agreed upon value of $20 million, in addition to the $5 million in cash paid by Falcon to PetroHunter on August 25, 2008.  PetroHunter retains an undivided 50% working interest and will remain operator of the Beetaloo Basin project.  Falcon has agreed to use its best efforts to file a preliminary prospectus qualifying the distribution of the common shares underlying the convertible securities within 20 business days.

Marc A. Bruner, the Chairman, CEO and President of Falcon, is the founder and largest shareholder of PetroHunter.  Falcon advised PetroHunter and has announced that Mr. Bruner did not participate in the vote by the Falcon Board of Directors when the Falcon board voted to approve this transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the terms of a Loan Agreement dated October 1, 2008, the registrant borrowed $5,000,000 from Falcon Oil & Gas Ltd.  The loan bears interest at 10% per annum, matures in 120 days, and is secured by five wellbores in the registrant’s Buckskin Mesa project and $7,500,000 worth of the securities acquired in connection with the Beetaloo Basin closing described in Item 2.01 above.  The registrant agreed to amend the Beetaloo Basin purchase agreement to reduce the maximum amount due to the registrant from $7 million to $3.5 million in the event Falcon’s share price is less than CDN$0.63 per share at the time Falcon receives a receipt for a final prospectus qualifying the distribution of the common shares underlying the convertible securities.

Item 3.02          Unregistered Sales of Equity Securities

On September 30, 2008, the registrant issued 32,600,075 restricted shares of its common stock as payment of interest in the amount of $6,520,015 owed to Global Project Finance AG.  No underwriters were used in connection with this transaction.

Item 9.01          Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Loan Agreement with Falcon Oil & Gas Ltd. dated October 1, 2008

99.1	News Release dated October 2, 2008

99.2	News Release dated October 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
October 2, 2008	By: /s/ Charles A. Josenhans Charles A. Josenhans Interim Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Loan Agreement with Falcon Oil & Gas Ltd. dated October 1, 2008

99.1	News Release dated October 2, 2008

99.2	News Release dated October 2, 2008